UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2024

Peak Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 Hopyard Road, Suite 100
Pleasanton, CA 94588
(Address of principal executive offices, including zip code)

(925) 463-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PKBO	OTCQB

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed by Peak Bio, Inc., a Delaware corporation (the “Company”), on its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023 (the “December 22, 2023 Current Report”) the Company and certain investors (the “Convertible Note Investors”) entered into a convertible note subscription agreement dated December 18, 2023 (the “Convertible Note Subscription Agreement”) pursuant to which (i) the Convertible Note Investors purchased and the Company issued to the Convertible Note Investors convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $1,000,000 and (ii) certain convertible notes previously issued by the Company on or about April 28, 2023 in the aggregate original principal amount of $180,000 were exchanged for new Convertible Notes.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2024, the Company closed a second financing under the Convertible Note Subscription Agreement with a Convertible Note Investor pursuant to which a Convertible Note Investor purchased and the Company issued to the Convertible Note Investor Convertible Notes in the aggregate principal amount of $500,000.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2024, the Company closed an additional financing under the Convertible Note Subscription Agreement with Convertible Note Investors pursuant to which (i) Convertible Note Investors purchased and the Company issued to the Convertible Note Investors Convertible Notes in the aggregate principal amount of $675,000 and (ii) certain convertible notes previously issued by the Company on or about April 28, 2023 in the aggregate original principal amount of $240,000 were exchanged for new Convertible Notes.

On February 16, 2024, the Company closed its final round of financing under the Convertible Note Subscription Agreement with Convertible Note Investors pursuant to which Convertible Note Investors purchased and the Company issued to the Convertible Note Investors Convertible Notes in the aggregate principal amount of $63,000.

The Convertible Notes carry an interest rate of 10% per annum, have a maturity date occurring on the 12-month anniversary date of the initial closing date of December 18, 2023 (the “Initial Closing Date”), and provide for automatic conversion, optional conversion and registration rights as follows:

Automatic Conversion:

If a Business Combination (defined below) occurs while the Convertible Notes are outstanding, then the outstanding principal amount of the Convertible Notes and all accrued and unpaid interest shall automatically convert into common stock, par value $0.0001 per share (the “Common Stock”) of the Company immediately prior to the closing of the Business Combination at the Conversion Price (defined below) where:

“Business Combination” means any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock of the Company is converted into or exchanged for securities of another entity (the “Surviving Company”) that are traded on a Public Exchange (the “Surviving Company Securities”).

“Conversion Price” means the price per share for the Company’s Common Stock determined by reference to the purchase price payable in connection with such Business Combination, multiplied by the Discount Rate, where the price per share of the Common Stock is determined by reference to the 30-day volume weighted average price of the Surviving Company Securities on the Public Exchange immediately prior to conversion and the exchange ratio (the “Exchange Ratio”) used in the Business Combination.

“Discount Rate” means 70%.

“Public Exchange” means the Nasdaq Stock Market, the New York Stock Exchange or another public exchange or marketplace approved by the Company’s Board of Directors.

Optional Conversion:

If a Business Combination does not occur prior to the maturity date of the Convertible Notes and if the Company’s Common Stock is listed on a Public Exchange as of such date, then the Convertible Note Investors will have the right, at their option, to convert the outstanding principal amount of the Convertible Notes (and all accrued and unpaid interest thereof) into fully paid and nonassessable shares of Common Stock of the Company at a price equal to the 30-day volume weighted average price of the Company’s Common Stock on the Public Exchange on which it is traded multiplied by 90%.

Registration Rights:

Upon the Company’s next equity financing after the Initial Closing Date (the “Next Financing”) in which the Company provides future investors with registration rights, the Company will provide substantially equivalent registration rights to the Convertible Note Investors with respect to the shares of Common Stock into which the Convertible Notes are convertible, subject to the Convertible Notes Investors’ execution of any documents executed by the investors purchasing securities in the Next Financing.

The foregoing descriptions of the Convertible Note Subscription Agreement and Convertible Notes are qualified in their entirety by reference to the full text of the form of Convertible Note Subscription Agreement and form of Convertible Note, which were attached as Exhibits to the December 22, 2023 Current Report and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2024

PEAK BIO, INC.

By:	/s/ Stephen LaMond
Name:	Stephen LaMond
Title:	Interim Chief Executive Officer